Exhibit 33.2

ASSESSMENT OF COMPLIANCE WITH THE APPLICABLE SERVICING CRITERIA

The management (“Management”) of the Corporate Trust Services division of Wells Fargo Bank, National Association (the “Company”) is responsible for assessing the Company’s compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB of the Securities and Exchange Commission. Management has determined that the servicing criteria are applicable in regards to the servicing platform for the period as follows:

Period: As of and for the twelve months ended December 31, 2014 (the “Period”).

Platform: The platform consists of asset-backed securities (“ABS”) transactions for which the Company provides trustee (except Delaware trustee or owner trustee) and/or paying agent services and for which (i) some or all of the offered securities for such ABS transactions were publicly offered pursuant to a registration statement delivered under the Securities Act of 1933, as amended, or (ii) the offered securities for such ABS transactions were privately issued pursuant to an exemption from registration and the Company has an obligation under the transaction agreements to deliver an assessment of compliance with the applicable servicing criteria under Item 1122(d) of Regulation AB; provided however that, the platform excludes (a) any transactions for which the securities issued are mortgage-backed securities or mortgage-related asset-backed securities and (b) certain transactions for which the issuing entity has a fiscal year that ends on a date other than the end of the calendar year (the “ABS Platform”). Appendix A identifies the individual transactions defined by Management as constituting the ABS Platform for the Period.

Applicable Servicing Criteria: All servicing criteria set forth in Item 1122(d), to the extent required in the related transaction agreements, in regards to the activities performed by the Company, except for the following servicing criteria: 1122(d)(2)(iii), 1122(d)(3)(i)(B), 1122(d)(3)(i)(C), 1122(d)(3)(i)(D), 1122(d)(4)(i), 1122(d)(4)(ii), 1122(d)(4)(iv), 1122(d)(4)(v), 1122(d)(4)(vi), 1122(d)(4)(vii), 1122(d)(4)(viii), 1122(d)(4)(ix), 1122(d)(4)(x), 1122(d)(4)(xi), 1122(d)(4)(xii), 1122(d)(4)(xiii), 1122(d)(4)(xiv) and 1122(d)(4)(xv), which Management has determined are not applicable to the activities the Company performed with respect to the ABS Platform for the Period; provided however that, with respect to the ABS Platform, servicing criterion 1122(d)(3)(i)(A) is applicable only to the timeframe in which the Company distributes or makes available to investors the relevant investor reports received by the Company from the entity preparing such reports; provided further that, with respect to the ABS Platform, servicing criterion 1122(d)(3)(ii) is applicable only as it relates to remittances to investors; and provided further that, with respect to the ABS Platform, servicing criterion 1122(d)(4)(iii) is applicable only as it relates to obtaining an Officer’s Certificate from the servicer and reporting any additions, removals and substitutions to investors on the monthly distribution report (the “Applicable Servicing Criteria”).

With respect to the ABS Platform and the Period, Management provides the following assessment of the Company’s compliance with respect to the Applicable Servicing Criteria:

1. Management is responsible for assessing the Company’s compliance with the Applicable Servicing Criteria.

2. Management has assessed the Company’s compliance with the Applicable Servicing Criteria. In performing this assessment, Management used the criteria set forth by the Securities and Exchange Commission in paragraph (d) of Item 1122 of Regulation AB.

3. With respect to applicable servicing criterion 1122(d)(1)(ii), Management has determined that there were no activities performed during the Period with respect to the ABS Platform, because there were no occurrences of events that would require the Company to perform such activities.

4. Based on such assessment for the Period, the Company has complied, in all material respects with the Applicable Servicing Criteria.

KPMG LLP, an independent registered public accounting firm, has issued an attestation report with respect to Management’s assessment of the Company’s compliance with the Applicable Servicing Criteria for the Period.

WELLS FARGO BANK, National Association

By:	/s/ Bruce C. Wandersee
Bruce C. Wandersee

Title:	Senior Vice President

Dated:	February 25, 2015

Appendix A to the Company’s Assessment of Compliance with the Applicable Servicing Criteria

ABS Platform Transactions

ALLY104

AMCAR101

AMCAR102

AMCAR103

AMCAR104

AMCAR10A

AMCAR10B

AMCAR111

AMCAR112

AMCAR113

AMCAR114

AMCAR115

AMCAR121

AMCAR122

AMCAR123

AMCAR124

AMCAR134

AMOT104

AMOT111

AMOT113

AMOT114

AMOT121

AMOT122

AMOT123

AMOT124

AMOT125

ABS Platform Transactions

AMOT131

AMOT132

AMOT133

AMOT141

AMOT142

AMOT143

AMOT144

AMOT145

BANKONESER1

CHASE97ABOAT

CHASE97ARV

GREENTREE961

GREENTREE962

HART10B

NISSAN14B

OAKWOOD2000C

OAKWOOD2000D

SDART101

SDART102

SDART112

SDART121

SDART124

SDART133

SDART141

SDART144

SDART145

A-1